Exhibit 99.1

Shuttle Pharmaceuticals to Present at Lytham Partners Investor Select Conference on January 31

ROCKVILLE, Md., January 26, 2023 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT), today announced Anatoly Dritschilo, M.D., CEO, will present and host one-on-one meetings with investors at the Lytham Partners Investor Select Conference, taking place virtually on January 31, 2023.

Company Webcast

The Company’s webcast presentation will be available for viewing at 9:00am ET on Tuesday, January 31, 2023, on the Company’s website at https://shuttlepharma.com/investor-relations/ or https://wsw.com/webcast/lytham7/shph/2044626. The webcast will also be archived and available for replay.

1x1 Meetings

Management will be participating in virtual one-on-one meetings throughout the event. To arrange a meeting with management, please contact Lytham Partners at 1x1@lythampartners.com or register at https://www.lythampartners.com/winter2023invreg/.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s IPO prospectus filed with the SEC on August 31, 2022, and any risk factors set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022, or any other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com